UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004

                   ------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): January 5, 2001

                        INFINITY BROADCASTING CORPORATION
                   ------------------------------------------
                          (Exact name of registrant as
                            specified in its charter)


      Delaware                                             13-4030071
-------------------------                               ---------------
(State or other jurisdiction-                             (IRS Employer
   of incorporation)                                 Identification Number)



                     40 West 57th Street, New York, NY 10019
            --------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (212) 314-9200
                                ----------------
              (Registrant's telephone number, including area code)





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Item 5.  Other Events
         ------------

                  On January 5, 2001, Infinity Broadcasting Corporation ("Infinity" or the "Registrant") and Viacom Inc. ("Viacom") announced that Infinity will hold a meeting of its stockholders to seek approval on the merger of the two companies. The companies decided to seek stockholder approval after a recent Delaware Chancery Court decision involving another corporation (Digex, Inc. Shareholders Litigation) created uncertainty about whether such a vote might be required for Delaware corporations, such as Infinity. The stockholder meeting is expected to occur in the first quarter of 2001. The closing of the merger is expected to occur promptly following the meeting.

                  The companies also announced that Infinity's two largest stockholders other than Viacom, Arturo R. Moreno and William S. Levine, have agreed to vote their shares in favor of the transaction. Stockholders of record on January 16, 2001 will be entitled to vote on the proposed merger. Infinity will seek approval of two-thirds of the outstanding voting shares, other than shares owned by Viacom or subject to the voting agreement.

                  A copy of the press release issued by Infinity and Viacom on January 5, 2001 is attached hereto as Exhibit 99.1.


Item 7.   Financial Statements and Exhibits
-------  -------------------------------


    (c)   Exhibits

           99.1 Press release issued by Viacom Inc. and Infinity Broadcasting Corporation on January 5, 2001.

                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          INFINITY BROADCASTING CORPORATION
                                          (Registrant)



                                          By: /s/ Angeline C. Straka
                                             -----------------------------------
                                              Angeline C. Straka
                                              Senior Vice President, Secretary &
                                                General Counsel




Date:  January 5, 2001